                                                                    Exhibit 99.1

                                                            MEDIA CONTACT:

                                151 Farmington Avenue       Roy E. Clason, Jr.
                                Hartford, Conn.  06156      (860) 273-7392
                                                            clasonr@aetna.com

                                                            INVESTOR CONTACT:

                                                            David W. Entrekin
                                                            (860) 273-7830
                                                            entrekind@aetna.com

                       AETNA REPORTS FIRST QUARTER RESULTS

      -     FIRST-QUARTER OPERATING EARNINGS OF $1.92 PER SHARE

      - FIRST-QUARTER OPERATING EARNINGS, EXCLUDING FAVORABLE RESERVE DEVELOPMENT, OF $1.75 PER SHARE, COMPARED WITH THOMPSON/FIRST CALL MEAN OF $1.72, A 31 PERCENT INCREASE OVER PRIOR-YEAR QUARTER

      -     FIRST QUARTER NET INCOME OF $2.28 PER SHARE

      -     MEDICAL MEMBERSHIP INCREASE OF 342,000 FROM YEAR-END 2003

HARTFORD, CONN., APRIL 29, 2004 - Aetna (NYSE: AET) today announced first quarter operating earnings of $1.92 per share. Operating earnings, excluding favorable reserve development, were $1.75 per share, an increase of 31 percent compared to the prior year. This increase primarily reflects growth in revenues in part from increased medical membership, solid underwriting results, and reduced operating expenses. Net income for the quarter was $2.28 per share compared to $2.12 in the prior-year period. Operating earnings exclude net realized capital gains.(1)

"This quarter marks the achievement of two very significant milestones in Aetna's turnaround: top-line revenue growth and membership growth," said John W. Rowe, M.D., chairman and CEO. "For the first time in the turnaround, our revenue increased, by 8 percent to $4.8 billion from the first quarter of 2003. Medical membership increased by 342,000, or 2.6 percent, to more than 13.3 million from December 2003, reflecting both momentum in new customer sales and higher customer retention. We also experienced meaningful increases in membership in our dental, pharmacy and group insurance products. Our comprehensive medical cost management programs and our ongoing operating expense management efforts continue to have a favorable impact on our results.

Aetna/2

"With our strong first quarter performance, we reaffirm our full-year operating earnings guidance of $6.60 to $6.75 per share."(2)

                     QUARTERLY FINANCIAL RESULTS AT A GLANCE

                                                   THREE MONTHS ENDED
                                           MARCH 31, 2004      MARCH 31, 2003     CHANGE
Total revenues                              $4.8 billion        $4.5 billion        8%
                                            ==============      ==============
Operating earnings*                         $308.8 million      $315.9 million      (2)%
                                            ==============      ==============

Net income                                  $365.8 million      $330.0 million      11%
                                            ==============      ==============
Per share results:
Operating earnings*                         $1.92               $2.03

Favorable development of prior-
   period health care cost estimates        (0.17)              (0.69)
                                            -----               -----
Operating earnings,
   excluding development*                   $1.75               $1.34               31%
                                            =====               =====
Income from continuing operations           $2.03               $2.12

Income from discontinued operations**        0.25                  --
                                            -----               -----
Net income                                  $2.28               $2.12                8%
                                            =====               =====

* For full description of operating earnings and per share operating earnings, refer to footnote 1 at end of press release.

** Refer to footnote 3 at end of press release.

"We announced this quarter that Aetna will offer the new Medicare-approved prescription drug discount card on a national basis and that we will improve our Medicare Advantage offerings to be more competitive.

"We also announced several new initiatives to reduce complexity for and improve communications with physicians, including a new information resource, a billing dispute mechanism, and dedicated service centers. And the National Advisory Committee of Practicing Physicians, recently formed as a direct result of our `new era of cooperation' agreement with physicians, held its first meeting.

"Finally, we announced Aetna Integrated Health and Disability, an industry-leading approach to the coordination and delivery of benefits across medical, disability, behavioral health and pharmacy," Rowe said.

Aetna/3

"The execution of our strategy, which centers on a commitment to disciplined pricing to achieve profitable growth while focusing on the unique needs of each of our customer markets, is yielding positive results and contributing to solid top-line growth," said Ronald A. Williams, president.

HEALTH CARE RESULTS

Health Care, which provides a full range of insured and self-insured medical, dental, pharmacy and behavioral health products and services, reported:

      - Operating earnings of $288.4 million in the first quarter of 2004, compared with $293.3 million in the first quarter of 2003. Excluding favorable reserve development of approximately $27 million after tax in the first quarter of 2004 and approximately $107 million after tax in the first quarter of 2003, operating earnings were $261.4 million in the first quarter of 2004 and $186.3 million in the first quarter of 2003. This increase was due to higher revenue in part from increased medical membership, solid underwriting results and a decrease in operating expenses.

      - Net income of $295.5 million in the first quarter of 2004, compared with $301.9 million in the first quarter of 2003.

      - A Commercial Risk Medical Cost Ratio (MCR) of 77.6 percent in the first quarter of 2004, compared with 77.0 percent in the first quarter of 2003, excluding favorable reserve development in both periods, reflecting a slightly higher percentage increase in per-member medical costs over premiums. Including development, the Commercial Risk MCR was 76.6 percent in the first quarter of 2004 and 72.0 percent in the first quarter of 2003.

      - A Medicare MCR of 86.6 percent in the first quarter of 2004, compared with 84.4 percent in the first quarter of 2003, excluding favorable reserve development in both periods, reflecting higher utilization of health care services in the first quarter of 2004. Including development, the Medicare MCR was 84.5 percent in the first quarter of 2004, compared with 79.0 percent in the first quarter of 2003.

      - Total medical membership of approximately 13.3 million at March 31, 2004, compared with 13.0 million at December 31, 2003, an increase of 2.6 percent.

      - Total revenues in the first quarter of 2004 of $4.1 billion, compared with $3.8 billion in the first quarter of 2003.

Aetna/4

GROUP INSURANCE RESULTS

Group Insurance, which includes Group Life, Disability and Long-Term Care products, reported:

      - Operating earnings of $30.8 million in the first quarter of 2004, compared with $32.6 million in the first quarter of 2003. Operating earnings were lower because of a slightly higher benefit cost ratio and higher operating expenses offset in part by higher net investment income.

      - Net income of $38.7 million in the first quarter of 2004, compared with $35.1 million in the first quarter of 2003.

      - Total revenues in the first quarter of 2004 of $484.9 million, compared with $457.4 million in the first quarter of 2003, reflecting higher premiums associated with an increase in group life membership.

LARGE CASE PENSIONS RESULTS

Large Case Pensions, which manages a variety of discontinued and other retirement and savings products primarily for defined benefit and defined contribution plan customers, reported:

      - Operating earnings of $6.1 million in the first quarter of 2004, compared with $6.8 million in the first quarter of 2003.

      - Net income of $8.1 million in the first quarter of 2004, compared with $9.8 million in the first quarter of 2003.

TOTAL COMPANY RESULTS

      - TOTAL REVENUES. Revenues were $4.8 billion in the first quarter of 2004, compared with $4.5 billion in the first quarter of 2003. The growth in revenue reflects both rate increases and a higher level of membership, which resulted in an increase of 9 percent in premiums and 8 percent in fees.

      - TOTAL OPERATING EXPENSES. Operating expenses, which include selling and general and administrative expenses, were $983.7 million in the first quarter of 2004, $36.7 million less than in the first quarter of 2003. General and administrative expenses declined by approximately $54 million due to ongoing expense initiatives, partially offset by approximately $18 million of increased selling expenses associated with membership growth.

Aetna/5

      - CORPORATE INTEREST expense was $16.5 million after tax in the first quarter of 2004, compared with $16.8 million in the first quarter of 2003.

      - NET INCOME. Aetna reported net income of $365.8 million in the first quarter of 2004, compared with $330.0 million in the first quarter of 2003.

      - PRETAX OPERATING MARGIN(4) improved to 10.0 percent in the first quarter of 2004, from 8.2 percent in the first quarter of 2003. The after-tax operating margin, which represents income from continuing operations divided by total revenue, was 6.8 percent in the first quarter of 2004, compared with 7.4 percent in the first quarter of 2003.

A live audio webcast of the first-quarter results conference call will begin at 8:30 a.m. ET today. The public may access the conference call through a live audio webcast available on Aetna's Internet Investor Information link at www.aetna.com. Financial, statistical and other information related to the conference call, including additional GAAP reconciliations, will be available on Aetna's Investor Information site.

The conference call also can be accessed by dialing 800-810-0924, or 913-981-4900 for international callers. The company suggests participants dial in approximately 10 minutes prior to the call. Individuals who dial in will be asked to identify themselves and their affiliations.

A replay of the call may be accessed through Aetna's Investor Information link on the Internet at www.aetna.com or by dialing 888-203-1112, or 719-457-0820 for international callers. The replay access code is 413436. Telephone replays will be available from 11:30 a.m. ET on April 29 until midnight ET on May 6.

Aetna is one of the nation's leading providers of health care, dental, pharmacy, group life, disability and long-term care benefits, serving approximately 13.3 million medical members, 11.2 million dental members, 8.1 million pharmacy members and 12.4 million group insurance customers, as of March 31, 2004. The company has extensive nationwide networks of more than 618,000 health care services providers, including over 370,000 primary care and specialist physicians and 3,783 hospitals. For more information about Aetna, please visit the company's web site at www.aetna.com.

(1) Operating earnings exclude net realized capital gains from income from continuing operations. Although the excluded item may recur, management believes that operating earnings and operating earnings per share provide a useful comparison of its underlying business performance from period to period. Management uses operating earnings to

Aetna/6

assess business performance and to make decisions regarding its operations and allocation of resources among its businesses. Operating earnings is also the measure reported to the Chief Executive Officer for these purposes. Realized capital gains and losses arise from various types of transactions primarily in the course of managing a portfolio of assets that support the payment of liabilities, but these transactions do not directly relate to the underwriting or servicing of products for customers and are not directly related to the core performance of the company's business operations.

The company also displays certain metrics (e.g., medical cost ratios, operating earnings, operating earnings per share and pretax operating margins) excluding changes to prior-period health care cost estimates. Each quarter, the Company re-examines previously established health care cost payable estimates based on actual claim submissions and other changes in facts and circumstances. Decreases (increases) in prior periods' estimates represent the effect of favorable (unfavorable) development of prior period health care cost estimates on current period results of operations, at each financial statement date. The Company believes excluding changes to prior period health care cost estimates better reflects the underlying current-period health care costs.

For a reconciliation of these items to financial measures calculated under accounting principles generally accepted in the United States of America (GAAP), refer to the tables on pages 7 to 11 of this release.

(2) Projected operating earnings per share for full year 2004 exclude $17.0 million of net realized capital gains for the first quarter of 2004 and any future net realized capital gains or losses. The company is not able to project the amount of future net realized capital gains or losses and cannot therefore reconcile projected full year 2004 operating earnings to projected income from continuing operations. The projected operating earnings per share for full year 2004 also exclude approximately $27 million, after tax, of favorable development of prior-period health care cost estimates for the first quarter of 2004.

(3) Income from discontinued operations of approximately $40 million for first quarter 2004 reflects the completion of certain Internal Revenue Service audits associated with businesses previously sold (former Aetna).

(4) In order to provide useful information regarding profitability of the company on a basis comparable to others in the industry, without regard to financing decisions, income taxes and amortization of other acquired intangible assets (each of which may vary for reasons not directly related to performance of the underlying business), the company's pretax operating margin excludes interest expense, income taxes and amortization of other acquired intangible assets. Management also uses pretax operating margin to assess its performance, including performance versus competitors. Operating earnings used in the pretax margin calculation also exclude the items noted in footnote 1. For a reconciliation to margin calculated under GAAP, refer to the tables on page 10 of this release.

ADDITIONAL INFORMATION; CAUTIONARY STATEMENT -- Certain information in this press release is forward looking, including, without limitation, the projection of 2004 operating earnings. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond Aetna's control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management. Those risk factors include, but are not limited to: unanticipated increases in medical costs (including increased medical utilization, increased pharmacy costs, increases resulting from unfavorable changes in contracting or re-contracting with providers, changes in membership mix to lower-premium or higher-cost products or membership-adverse selection; as well as changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends); decreases in membership or failure to achieve desired membership growth due to significant competition or other factors; increases in medical costs or Group Insurance claims resulting from any acts of terrorism; the ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, and to improve relations with providers while taking actions to reduce medical costs; the ability to successfully implement Aetna's new operating model to a projected growing membership base; lower levels of investment income from continued low interest rates; adverse government regulation (including legislative proposals or court decisions eliminating or reducing ERISA pre-emption of state laws that would increase potential litigation exposure, and other proposals, such as patients' rights legislation, that would increase potential litigation exposure or mandate coverage of certain health benefits); adverse pricing actions by government payors; changes in size, product mix and medical cost experience of membership in key markets; and the outcome, including any negotiated resolution, of various litigation and regulatory matters, including ongoing reviews of business practices by various regulatory agencies. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna's 2003 Annual Report on Form 10-K, on file with the Securities and Exchange Commission. You also should read Aetna's 2003 Annual Report on Form 10-K and Aetna's 2004 first quarter report on Form 10-Q when filed with the Securities and Exchange Commission for a discussion of Aetna's historical results of operations and financial condition.

Aetna/7

                        CONSOLIDATED STATEMENTS OF INCOME
                                 ($ in Millions)

                                                        Three Months Ended
                                                        -------------------
                                                        March 31,  March 31,
                                                          2004       2003
                                                        --------   --------
REVENUE:

Health care premiums                                    $3,557.8   $3,269.0
Other premiums                                             442.7      417.6
Administrative services contract fees                      512.2      475.5
Net investment income                                      271.5      276.0
Other income                                                11.0        6.7
Net realized capital gains                                  26.1       21.7
                                                        --------   --------

            Total revenue                                4,821.3    4,466.5

BENEFITS AND EXPENSES:

Health care costs (1)                                    2,741.8    2,367.9
Current and future benefits                                547.0      527.6
Operating expenses:
      Selling expenses                                     163.6      145.9
      General and administrative expenses                  820.1      874.5
                                                        --------   --------

          Total operating expenses                         983.7    1,020.4
Interest expense                                            25.5       25.9
Amortization of other acquired intangible assets            12.7       12.7
                                                        --------   --------

            Total benefits and expenses                  4,310.7    3,954.5
                                                        --------   --------


Income from continuing operations before income taxes      510.6      512.0
Income taxes                                               184.8      182.0

                                                        --------   --------
Income from continuing operations                          325.8      330.0
Income from discontinued operations, net of tax (2)         40.0         --
                                                        --------   --------

Net income                                              $  365.8   $  330.0
                                                        ========   ========



Shareholders' equity                                    $8,175.3   $7,372.3
                                                        ========   ========


(1) The three months ended March 31, 2004 and March 31, 2003 include favorable development of prior-period health care cost estimates of approximately $41 million pretax (approximately $27 million after tax) and approximately $164 million pretax (approximately $107 million after tax), respectively, in the Health Care segment.

(2) Income from discontinued operations of approximately $40 million for the three months ended March 31, 2004 reflects the completion of certain Internal Revenue Service audits associated with businesses previously sold (former Aetna).

Aetna/8

                               SUMMARY OF RESULTS
                                ($ in Millions)

                                                                          Three Months Ended
                                                                     ------------------------------
                                                                       March 31,        March 31,
                                                                         2004             2003
                                                                     -------------     ------------
Operating earnings, excluding favorable development                   $     281.8      $     208.9
  Favorable development of prior-period health care cost estimates           27.0            107.0
                                                                     -------------     ------------
Operating earnings                                                          308.8            315.9
  Net realized capital gains                                                 17.0             14.1
                                                                     -------------     ------------
Income from continuing operations     (GAAP measure)                        325.8            330.0
  Income from discontinued operations (1)                                    40.0               --
                                                                     -------------     ------------
Net income     (GAAP measure)                                         $     365.8      $      330.0
                                                                     =============     ============


Weighted average common shares - basic                                153,918,359      150,981,679
                                                                     =============     ============

Weighted average common shares - diluted                              160,417,693      155,404,140
                                                                     =============     ============



                       SUMMARY OF RESULTS PER COMMON SHARE

Operating earnings, excluding favorable development                  $       1.75      $       1.34
  Favorable development of prior-period health care cost estimates            .17               .69
                                                                     -------------     ------------
Operating earnings                                                           1.92              2.03
  Net realized capital gains                                                  .11               .09

                                                                     -------------     ------------
Income from continuing operations  (GAAP measure)                            2.03              2.12
  Income from discontinued operations (1)                                     .25                --
                                                                     -------------     ------------
Net income  (GAAP measure)                                            $      2.28      $       2.12
                                                                     =============     ============
Shareholders' equity (2)                                              $     53.65      $      48.55
                                                                     =============     ============



(1) Income from discontinued operations of approximately $40 million for the three months ended March 31, 2004 reflects the completion of certain Internal Revenue Service audits associated with businesses previously sold (former Aetna).

(2)   Actual common shares outstanding were 152.4 million at March 31, 2004 and
      151.9 million at March 31, 2003.

Aetna/9

                             SEGMENT INFORMATION (1)
                                 ($ in Millions)

                                                                   Three Months Ended
                                                                   -------------------
                                                                   March 31,  March 31,
                                                                     2004       2003
                                                                   --------   --------
HEALTH CARE:

Total revenue                                                      $4,146.8   $3,814.8
                                                                   ========   ========

Selling expenses                                                   $  148.8   $  133.1
General and administrative expenses                                   775.4      829.4
                                                                   --------   --------
Total operating expenses                                           $  924.2   $  962.5
                                                                   ========   ========

Operating earnings, excluding favorable development                $  261.4   $  186.3
 Favorable development of prior-period health care cost estimates      27.0      107.0
                                                                   --------   --------
Operating earnings                                                    288.4      293.3
 Net realized capital gains                                             7.1        8.6
                                                                   --------   --------
Net income  (GAAP measure)                                         $  295.5   $  301.9
                                                                   ========   ========

GROUP INSURANCE:

Total revenue                                                      $  484.9   $  457.4
                                                                   ========   ========

Selling expenses                                                   $   14.8   $   12.8
General and administrative expenses                                    39.7       40.0
                                                                   --------   --------
Total operating expenses                                           $   54.5   $   52.8
                                                                   ========   ========


Operating earnings                                                 $   30.8   $   32.6
 Net realized capital gains                                             7.9        2.5
                                                                   --------   --------
Net income  (GAAP measure)                                         $   38.7   $   35.1
                                                                   ========   ========

LARGE CASE PENSIONS:

Total revenue                                                      $  189.6   $  194.3
                                                                   ========   ========


Operating earnings                                                 $    6.1   $    6.8
 Net realized capital gains                                             2.0        3.0
                                                                   --------   --------
Net income  (GAAP measure)                                         $    8.1   $    9.8
                                                                   ========   ========

TOTAL COMPANY:

Total revenue                                                      $4,821.3   $4,466.5
                                                                   ========   ========


Selling expenses                                                   $  163.6   $  145.9
General and administrative expenses                                   820.1      874.5
                                                                   --------   --------
Total operating expenses                                           $  983.7   $1,020.4
                                                                   ========   ========


(1) Revenue and operating expense information is presented before income taxes. Operating earnings information is presented net of income taxes.

Aetna/10

                                   ENROLLMENT
                             (Members in Thousands)

                                         March 31,   March 31,  December 31,
                                           2004        2003        2003
                                          ------      ------      ------
MEDICAL MEMBERSHIP:

       Commercial                         13,136      12,815      12,783
       Medicare                              102         108         105
       Medicaid                              106         108         114
                                          ------      ------      ------
            Total Medical Membership      13,344      13,031      13,002
                                          ======      ======      ======

DENTAL MEMBERSHIP                         11,214      11,378      10,942
                                          ======      ======      ======

PHARMACY MEMBERSHIP (1)                    8,057       7,431       7,521
                                          ======      ======      ======

GROUP INSURANCE MEMBERSHIP                12,394      11,773      12,288
                                          ======      ======      ======

AETNA HEALTH FUND SM  MEMBERSHIP (2)         183          38          44
                                          ======      ======      ======



                                OPERATING MARGINS
                                ($ in Millions)

                                                                                                     Three Months Ended
                                                                                                  ------------------------
                                                                                                  March 31,       March 31,
                                                                                                    2004            2003
                                                                                                  --------        --------
RECONCILIATION TO INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES:

Operating earnings, excluding interest expense, amortization of other acquired
 intangible assets and favorable development (A)                                                  $  481.7        $  364.9
 Favorable development of prior-period health care cost estimates                                     41.0           164.0
                                                                                                  --------        --------

Operating earnings, excluding interest expense and amortization of other acquired intangible
   assets (B)                                                                                        522.7           528.9
 Interest expense                                                                                    (25.5)          (25.9)
 Amortization of other acquired intangible assets                                                    (12.7)          (12.7)
 Net realized capital gains                                                                           26.1            21.7
                                                                                                  --------        --------
Income from continuing operations before income taxes (C) (GAAP measure)                          $  510.6        $  512.0
                                                                                                  ========        ========

RECONCILIATION TO INCOME FROM CONTINUING OPERATIONS:

Operating earnings, excluding interest expense, amortization of other acquired intangible
   assets and favorable development (D)                                                           $  306.6        $  233.9
 Favorable development of prior-period health care cost estimates, net of tax                         27.0           107.0
                                                                                                  --------        --------
Operating earnings, excluding interest expense and amortization of other acquired intangible
   assets (E)                                                                                        333.6           340.9
 Interest expense, net of tax                                                                        (16.5)          (16.8)
 Amortization of other acquired intangible assets, net of tax                                         (8.3)           (8.2)
 Net realized capital gains, net of tax                                                               17.0            14.1
                                                                                                  --------        --------
Income from continuing operations (F) (GAAP measure)                                              $  325.8        $  330.0
                                                                                                  ========        ========

RECONCILIATION OF REVENUE:

Revenue, excluding net realized capital gains (G)                                                 $4,795.2        $4,444.8
 Net realized capital gains                                                                           26.1            21.7
                                                                                                  --------        --------
Total revenue (H) (GAAP measure)                                                                  $4,821.3        $4,466.5
                                                                                                  ========        ========

TOTAL COMPANY OPERATING MARGINS:

Pretax operating margin (B)/(G)                                                                       10.9%           11.9%
Pretax operating margin - Adjusted (A)/(G)                                                            10.0%            8.2%
Pretax operating margin (C)/(H) (GAAP measure)                                                        10.6%           11.5%

After-tax operating margin (E)/(G)                                                                     7.0%            7.7%
After-tax operating margin - Adjusted (D)/(G)                                                          6.4%            5.3%
After-tax operating margin (F)/(H) (GAAP measure)                                                      6.8%            7.4%

(1) Pharmacy membership includes 7,693; 7,361 and 7,244 thousand members receiving pharmacy benefit management services and 364; 70 and 277 thousand members who purchased medications through Aetna's mail order pharmacy during the quarterly period at March 31, 2004; March 31, 2003 and December 31, 2003, respectively.

(2) Represents Aetna's Commercial members in consumer-directed health plan products.

Aetna/11

                       HEALTH CARE MEDICAL COST RATIOS (1)
                                 ($ in Millions)

                                                                        Three Months Ended
                                                                      ------------------------
                                                                      March 31,      March 31,
                                                                        2004           2003
                                                                      --------       --------
HEALTH CARE PREMIUMS:

Health Care Risk  (A)                                                 $3,557.8       $3,269.0
Commercial Risk  (B)                                                  $3,326.2       $3,045.2
Medicare (C)                                                          $  231.6       $  223.8

HEALTH CARE COSTS:

Health Care Risk

Health care costs (D) (GAAP measure)                                  $2,741.8       $2,367.9
 Favorable development of prior-period health care cost estimates         41.0          164.0
                                                                      --------       --------
Health care costs - Adjusted (E)                                      $2,782.8       $2,531.9
                                                                      ========       ========

Commercial Risk

Health care costs (F) (GAAP measure)                                  $2,546.3       $2,191.3
 Favorable development of prior-period health care cost estimates         36.0          152.0
                                                                      --------       --------
Health care costs - Adjusted (G)                                      $2,582.3       $2,343.3
                                                                      ========       ========


Medicare

Health care costs (H) (GAAP measure)                                  $  195.6       $  176.9
 Favorable development of prior-period health care cost estimates          5.0           12.0
                                                                      --------       --------
Health care costs - Adjusted (I)                                      $  200.6       $  188.9
                                                                      ========       ========


HEALTH CARE MEDICAL COST RATIOS:

Health Care Risk (D)/(A) (GAAP measure)                                   77.1%          72.4%
Health Care Risk - Adjusted (E)/(A)                                       78.2%          77.5%

Commercial Risk (F)/(B) (GAAP measure)                                    76.6%          72.0%
Commercial Risk - Adjusted (G)/(B)                                        77.6%          77.0%

Medicare (H)/(C) (GAAP measure)                                           84.5%          79.0%
Medicare - Adjusted (I)/(C)                                               86.6%          84.4%


(1) Health Care Risk includes all medical and dental risk products. Commercial Risk includes all medical and dental risk products except Medicare and Medicaid. Risk includes all medical and dental products for which the Company assumes all or a majority of health care cost, utilization or other risk.